Investor Contact:	Media Contact:
MIPS Technologies, Inc. Investor Relations Bonnie Gardiner +650-567-7007 bonnieg@mips.com	MIPS Technologies, Inc. Corporate Communications Lee Garvin Flanagin +650-567-5180 flanagin@mips.com

MIPS TECHNOLOGIES REPORTS SECOND QUARTER
FISCAL 2004 Financial Results
MIPS Technologies Returns to Profitability

MOUNTAIN VIEW, Calif., January 21, 2004 — MIPS Technologies, Inc. (Nasdaq: MIPS), today reported financial results for its second fiscal quarter ended December 31, 2003. The company has returned to profitability driven by strong growth in royalties, a more robust business environment and reduced operating expenses.

Total revenue for the second quarter of fiscal 2004 was $10.7 million compared to $10.4 million for the same quarter a year ago. Royalties were $5.9 million, an increase of 43% compared to $4.1 million in the same quarter a year ago. Contract revenue was $4.8 million, a decrease of 24% compared to $6.2 million in the comparable period in fiscal 2003. Net income for the second quarter of fiscal 2004 was $477,000 compared to a net loss of $14.3 million, which included a restructuring charge of $7.6 million, for the same quarter a year ago. Net income per share on a diluted basis for the second quarter of fiscal 2004 was $0.01 compared to a net loss per share of $0.36 for the same quarter a year ago.

“MIPS Technologies has exceeded its goal of reaching breakeven on an operational basis and is pleased to report a profit for the second fiscal quarter,” said Casey Eichler, chief financial officer for MIPS Technologies. “Solid quarter-on-quarter and year-over-year growth in royalties has helped return a profit to stockholders with an EPS of $0.01. We became cash flow positive in the quarter adding $4.8 million to our cash balance. For the remainder of the fiscal year, we will continue to manage expenses in line with revenue expectations.”

“MIPS’s December quarter was the strongest quarter we have seen in nearly two years,” said John Bourgoin, president & CEO. “Our royalty revenues are benefiting from our broadening base of licensees and generally improved business conditions, and our licensing efforts generated more new licenses than in any quarter in our history. An important element of our licensing success was the first agreements for our 24K core family. We expect to make the first 24K core generally available this quarter to a broad base of customers. I am pleased that we executed well to our internal objectives including our expense goals and the 24K core product line, thereby strengthening both our Q2 financials and our prospects.”

MIPS Technologies invites you to listen to management’s discussion of Q2 fiscal 2004 results and guidance for Q3 fiscal 2004 in a live conference call today beginning at 1:45 p.m. Pacific. Conference call number is 1-913-981-5509. Replay number is 1-719-457-0820 and will be available for 5 days, beginning shortly after the end of the conference call. The access code is 119035. An audio replay of the conference call will be posted on the Company’s website (www.mips.com/content/Corporate/InvestorRelations/ir) soon thereafter.

MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

This press release contains forward-looking statements, including those regarding the ability of MIPS Technologies to complete the development and introduction of its 24K core product family and its management of expenses. Actual events or results may differ materially. Many factors could cause the actual results to differ materially from those contained in such forward-looking statements, including but not limited to: our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. With respect to MIPS Technologies, we refer you to the documents filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2003 and subsequent Forms 10-Q and 8-K.

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MIPS is a registered trademark in the United States and other countries, and MIPS-Based is a trademark of MIPS Technologies, Inc.

Q2 FY2004 Highlights: Following are selected press release headlines from MIPS Technologies, and the company’s licensees, systems vendors and third party providers.

Accelerated Technology Offers Nucleus RTOS to Mobile Internet Appliance Market

AMD Alchemy(TM) Au1100TM MIPS-Based(TM) Processor Selected by AMX Corporation for Advanced Touch Panel Technology

AMD Alchemy MIPS-Based Au1500 Processor Selected by Bandspeed, Inc.

MIPS-Based Adapter from Atheros Communications Enables Wireless Connectivity

ATI and SAMSUNG Electronics to Cooperate on Next-Generation Digital Television Products; MIPS-Based Xilleon to Give Samsung’s Customers the Ultimate Visual Experience

ATI Powers World's First High-Definition Digital Media Player; MIPS-Based XILLEON(TM)225 enables Roku HD1000 to Display Photos, Art, Video Files on HDTVs

Broadcom’s MIPS-Based Single-Chip Satellite Multi-TV Set-Top Box Solutions Selected by EchoStar

Denso and Toshiba Jointly Develop World’s First Multi OS Environment for Car Navigation Systems

First Silicon Solutions and MIPS Technologies Offer Comprehensive GDB/GNU EJTAG Debug and PDTrace Solution

MIPS Technologies Licenses Fodus Communications the MIPS32(TM) 4Kc(TM) Core for Wireless Router Applications

Genesis Microchip Takes License for MIPS Technologies’ MIPS32 4KEc(TM) Core

Holiday Wish Lists Topped with MIPS-Based Gifts

IDT Introduces New MIPS-Based Interprise Integrated Communications Processor Targeted at the Emerging Digital Home Network

Innova Card Adopts Industry’s Most Secure Licensable Technology from MIPS Technologies for Secure Payment Applications

Mentor Graphics Announces Co-Verification Models for PMC-Sierra MIPS-Based Microprocessors to Speed Verification of Embedded Applications

MIPS(R)Architecture Expands Set-Top Box Market Leadership into Fast-Growing Satellite Segment MIPS Architecture Extends into Automotive Telematics Sector with Strategic Partnership Between DENSO and Toshiba

MIPS Technologies' Combined Common Stock Trading Under Ticker Symbol "MIPS"

MIPS Technologies Boosts System Performance through New Multithreading Extensions to MIPS Architecture

MIPS Technologies Announces Highest Performing 32-Bit Core Family in the Embedded Industry

Motorola’s MIPS-Based DCT2500 Core Interactive Digital Set-Tops Deployed with Wind River Software

PMC-Sierra Launches Industry’s First Clock Management Product Family Optimized for MIPS-Based Microprocessor Architectures

QuickLogic Offers AES 128 Encryption Engine Implemented in QuickMIPS

QuickLogic and TimeSys Partner to Deliver Embedded Linux RTOS and Development Tools for QuickMIPS Products

Toshiba TMPR4926 MIPS-Based Microprocessor Selected by Macsense to Enable New HomePod Wireless Stereo

ViXS Systems Unveils MIPS-Based Multi-Stream Analog/Digital Video Processor with Integrated MPEG Encoder

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Revenue:
Royalties	$5,925	$4,134	$11,013	$7,667
Contract Revenue	4,763	6,244	10,088	12,153

Total revenue	10,688	10,378	21,101	19,820
Costs and expenses:
Cost of contract revenue	--	250	--	250
Research and development	5,471	9,107	13,615	17,614
Sales and marketing	2,540	3,859	5,336	7,102
General and administrative	2,023	2,015	3,666	3,846
Acquired in process research and development	--	--	--	394
Restructuring	--	7,634	3,233	7,634

Total costs and expenses	10,034	22,865	25,850	36,840

Operating income (loss)	654	(12,487)	(4,749)	(17,020)
Other income (expense), net	107	(916)	315	(261)

Income (loss) before income taxes	761	(13,403)	(4,434)	(17,281)
Provision for income taxes	284	856	852	856

Net income (loss)	$477	$(14,259)	$(5,286)	$(18,137)

Net income (loss) per basic share	$0.01	$(0.36)	$(0.13)	$(0.46)

Net income (loss) per diluted share	$0.01	$(0.36)	$(0.13)	$(0.46)

Common shares outstanding-basic	40,400	39,421	40,286	39,311

Common shares outstanding-diluted	42,679	39,421	40,286	39,311

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	June 30, 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$63,467	$83,839
Short-term investments	19,957	--
Accounts receivable, net	2,603	4,762
Prepaid expenses and other current assets	1,815	3,648

Total current assets	87,842	92,249
Equipment and furniture, net	4,817	4,202
Other assets	6,855	8,898

	$99,514	$105,349

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$618	$504
Accrued liabilities	9,181	10,977
Deferred revenue	3,084	2,592

Total current liabilities	12,883	14,073
Long-term liabilities	1,518	1,900
Stockholders' equity	85,113	89,376

	$99,514	$105,349